UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2018 (March 15, 2017)

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Explanatory Note:  On March 16, 2017, Carbon Natural Gas Company filed a Current Report (the “Original Report”) on Form 8-K to report that it had filed with the Office of the Secretary of State of the State of Delaware a Certificate of Amendment to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a one for twenty reverse stock split of the Company’s issued and outstanding common stock, par value $0.01 per share. The Original Report recited that the Certificate of Amendment did not reduce the number of shares of Common Stock that the Company is authorized to issue. The Certificate of Amendment, as filed with the Office of the Secretary of State of the State of Delaware, should have reduced the number of common stock shares that the Company is authorized to issue by the same ratio of one for twenty. On March 23, 2018, a Certificate of Correction was filed with the Office of the Secretary of State of the State of Delaware correcting the Certificate of Amendment to confirm that the Company is authorized to issue Ten Million (10,000,000) shares of $0.01 par value common stock. The effectiveness of the Certificate of Correction relates back to March 15, 2017, the date of the effectiveness of the Certificate of Amendment.

This report (the “Amended Report”) amends the Original Report to confirm that the Company is authorized to issue Ten Million (10,000,000) shares of $0.01 par value common stock.

This Amended Report describes certain matters described under Item 5.03 in the Form 8-K filed on March 16, 2017.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2017, Carbon Natural Gas Company, a Delaware corporation (the “Company”), filed with the office of the Secretary of State of the State of Delaware, a Certificate of Amendment (the “Certificate of Amendment”) to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a one for twenty reverse stock split of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Reverse Stock Split”). The Certificate of Amendment did not change the par value of the Company’s common stock, but reduced the number of shares of Common Stock that the Company is authorized to issue from 200,000,000 to 10,000,000.

The Certificate of Amendment became effective on March 15, 2017, at which time every twenty shares of the Company’s issued and outstanding common stock were automatically combined into one issued and outstanding share of the Company’s common stock. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share. Continental Stock Transfer & Trust Company, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the voluntary exchange of certificates.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which was filed as Exhibit 3.1 to the Original Report and by the Certificate of Correction which is filed as Exhibit 3.1 to this Amended Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

3.1*	Certificate of Correction to that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Carbon Natural Gas Company, effective as of March 15, 2017

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

March 28, 2018	CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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